UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2009

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	000-28506	98-043-9758
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor New York, New York (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Genco Shipping & Trading Limited (“Genco”) has entered into an Amendment and Supplement No. 4 to Senior Secured Credit Agreement (the “Amendment”) with the lenders party thereto, DNB NOR Bank ASA, New York Branch, as Administrative Agent, mandated lead arranger, bookrunner, security trustee and collateral agent (“DNB”), and Bank of Scotland PLC, as mandated lead arranger.  Among other things, the Amendment implements the following modifications to the terms of Genco’s $1.4 billion credit facility which Genco originally entered into as of July 20, 2007 (the “Credit Facility”):

•
Compliance with the existing collateral maintenance financial covenant will be waived until Genco  can represent that it is in compliance with all of its financial covenants and is otherwise able to pay a dividend and purchase or redeem shares of common stock under the terms of the Credit Facility in effect before the Amendment.  Genco’s cash dividends and share repurchases will be suspended until Genco can represent that it is in a position to again satisfy the collateral maintenance covenant.

•
The total amount of the Credit Facility will be subject to quarterly reductions of $12.5 million beginning March 31, 2009 through March 31, 2012 and $48.2 million of the total facility amount thereafter until the maturity date.  A final payment of $250.6 million will be due on the maturity date.

•	The Applicable Margin to be added to the London Interbank Offered Rate to calculate the rate at which Genco’s borrowings bear interest is 2.0% per annum.

•	The commitment commission payable to each lender is 0.70% per annum of the daily average unutilized commitment of such lender.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference to such exhibit.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.  A copy of the Company’s press release announcing the Amendment  is attached hereto as Exhibit 99.1 and incorporated herein by reference, except for the fifth paragraph thereof, which contains quoted remarks.

Genco and DNB are also parties to ten interest rate swap transactions for an aggregate notional amount of $781,233,000 as described in Genco’s quarterly report on Form 10-Q filed on November 10, 2008 and subsequent current reports on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1
Amendment and Supplement No. 4 to Senior Secured Credit Agreement, dated as of January 26, 2009, among Genco Shipping & Trading Limited, the lenders party thereto, DNB NOR Bank ASA, New York Branch, as Administrative Agent, mandated lead arranger, bookrunner, security trustee and collateral agent, and Bank of Scotland PLC, as mandated lead arranger.

99.1	Press Release dated January 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                GENCO SHIPPING & TRADING LIMITED

                                                DATE:  January 26, 2009

                                                /s/ John C. Wobensmith
                                                John C. Wobensmith
                                                Chief Financial Officer, Secretary and Treasurer
                                                (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment and Supplement No. 4 to Senior Secured Credit Agreement, dated as of January 26, 2009, among Genco Shipping & Trading Limited, the lenders party thereto, DNB NOR Bank ASA, New York Branch, as Administrative Agent, mandated lead arranger, bookrunner, security trustee and collateral agent, and Bank of Scotland PLC, as mandated lead arranger.

99.1	Press Release dated January 26, 2009.